SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 January 4, 1998


                             SBC Communications Inc.
             (Exact name of registrant as specified in its charter)



       DELAWARE                         1-8610               43-1301883
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)          Identification No.)





          175 East Houston
         San Antonio, Texas                              78205
(Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (210) 821-4105




                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         SBC Communications Inc., a Delaware corporation ("SBC"), announced on January 5, 1998 that it had entered into a definitive merger agreement (the "Merger Agreement") with Southern New England Telecommunications Corporation, a Connecticut corporation ("SNET") pursuant to which SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), would be merged with and into SNET (the "Merger").

         Under the terms of the Merger Agreement, each share of common stock, par value $1 per share, of SNET ("SNET Common Stock") outstanding at the effective time of the Merger will be converted into 0.8784 of a share of common stock, par value $1 per share, of SBC.

         SBC and SNET also entered into a stock option agreement (the "Stock Option Agreement") which will, upon the occurrence of specified events set forth in the Stock Option Agreement, permit SBC to purchase up to 13,266,587 shares of SNET Common Stock, subject to adjustment in accordance with the terms of the Stock Option Agreement.

         The Merger Agreement is subject to certain regulatory approvals as well as to approval by the shareholders of SNET.

         The preceding is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, each of which is attached hereto as an Exhibit and each of which is incorporated herein by reference.

Item 7.  Exhibits.

2 Agreement and Plan of Merger among SNET, SBC and Merger Sub, dated as of January 4, 1998.

99.1     Stock Option Agreement between SBC and SNET, dated as of January 4,
         1998.

99.2     Press Release, dated January 5, 1998, issued by SBC and SNET.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SBC COMMUNICATIONS INC.


Date: January 5, 1998               By:    /s/ Donald E. Kiernan
                                          -------------------------------------
                                          Name:  Donald E. Kiernan
                                          Title: Senior Vice President,
                                                  Treasurer and Chief Financial
                                                  Officer



















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